UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2025

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)
(224) 948-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 8.01 Other Events.
On November 19, 2025, Baxter International Inc. (the “Company”) issued a press release announcing the commencement of cash tender offers (each, a “Tender Offer” and together, the “Tender Offers”) of (i) any and all of its 2.600% senior unsecured notes due 2026 (the “2026 Notes”) and (ii) a portion of its 1.915% senior unsecured notes due 2027 (the “2027 Notes”) in an aggregate purchase price up to $300 million (which amount is subject to increase, decrease or elimination in accordance with the terms of the Company’s related offer to purchase (as discussed below), and together with the 2026 Notes, the “Notes”). A copy of the press release announcing the Tender Offers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
This Current Report on Form 8-K, including the press release incorporated by reference, is neither an offer to sell nor a solicitation of offers to buy any Notes. The Tender Offers are being made only pursuant to the offer to purchase of the Company, dated November 19, 2025. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release Dated November 19, 2025
(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baxter International Inc.

	By:	/s/ Joel T. Grade
	Name:	Joel T. Grade
Date: November 19, 2025	Title:	Executive Vice President and Chief Financial Officer